NXG Cushing® Midstream Energy Fund

1,004,176 Shares of Beneficial Interest
Issuable Upon Exercise of Transferable Rights
to Subscribe for Such Shares

DEALER MANAGER AGREEMENT

New York, New York
October 23, 2024

UBS Investment Bank

11 Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Each of NXG Cushing® Midstream Energy Fund, a Delaware statutory trust (the “Fund”), and Cushing Asset Management, LP, d/b/a NXG Investment Management, a Texas limited partnership (the “Investment Manager”), hereby confirms the agreement with and appointment of UBS Securities LLC to act as dealer manager (the “Dealer Manager”) in connection with the issuance by the Fund to the holders of record (the “Record Date Shareholders”) at the close of business on the record date set forth in the Prospectus (as defined herein) (the “Record Date”) transferable rights entitling such Record Date Shareholders to subscribe for up to 1,004,176 common shares (each, a “Share,” and collectively, the “Shares”) of beneficial interest, par value $0.001 per share (the “Common Shares”), of the Fund (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Record Date Shareholder one transferable right (each, a “Right,” and collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus, at the price set forth in such Prospectus (the “Subscription Price”), one Share for every three Rights exercised (1-for-3) (except that any Record Date Shareholder who owns fewer than three Common Shares as of the Record Date will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to certain limitations and allocation, additional Shares (the “Over-Subscription Privilege”), on the terms and conditions set forth in the Prospectus. The Rights are transferable and are expected to be admitted for trading on New York Stock Exchange (the “NYSE”) under the symbol “SRV RT.”

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-273954 and 811-22072), including a related prospectus and Statement of Additional Information (the “Base Prospectus”), under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Investment Company Act (the “Investment Company Act Rules and Regulations”) and the rules and regulations of the Commission under the Securities Act (the “Securities Act Rules and Regulations” and, together with the Investment Company Act Rules and Regulations, the “Rules and Regulations”), which has been declared effective by the Commission, and has filed a prospectus supplement to the Base Prospectus, related to such registration statement on Form N-2 for the issuance of the Rights (the “Prospectus Supplement”). The term “Registration Statement” means the registration statement, allowing for delayed offerings pursuant to Rule 415 of the Securities Act Rules and Regulations, as amended, at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430B of the Securities Act Rules and Regulations. The term “Prospectus” means (except as otherwise specified herein) (i) the Base Prospectus and (ii) the Prospectus Supplement.

The Prospectus and letters to owners of Common Shares of the Fund, subscription certificates and other forms used to exercise rights, brochures, wrappers, any letters from the Fund to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Fund may use, approve, prepare or authorize for use in connection with the Offer are collectively referred to hereinafter as the “Offering Materials.”

1.	Representations and Warranties.

(a)	The Fund and the Investment Manager jointly and severally represent and warrant to, and agree with, the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such date being hereinafter referred to as the “Representation Date”) and as of the Expiration Date (as defined below) that:

(i)	At the time the Registration Statement became or becomes effective, the Registration Statement did or will contain all statements required to be stated therein in accordance with, and did or will comply with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. From the time the Registration Statement became or becomes effective through the expiration date of the Offer set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”), the Offering Materials will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Offering Materials made in reliance upon and in conformity with information relating to the Dealer Manager furnished to the Fund or the Investment Manager on behalf of the Fund in writing by the Dealer Manager expressly for use in the Registration Statement or Offering Materials.

(ii)	The Fund (A) has been duly formed and has legal existence as a statutory trust in and is good standing under the laws of the State of Delaware, (B) has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, (C) owns, possesses or has obtained and currently maintains all necessary licenses, permits, consents, orders, approvals and other authorizations (collectively, the “Licenses and Permits”), whether foreign or domestic, necessary to carry on its business as contemplated in the Prospectus, (D) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and (E) is duly licensed and qualified to do business and is in good standing in each jurisdiction where it owns or leases real property or in which the conduct of its business requires such qualification, except with respect to (C), (D) and (E), where such failure would not have a material adverse effect upon the Fund’s condition (financial or otherwise), business, management, properties, net assets or results of operations (a “Fund Material Adverse Effect”). The Fund has no subsidiaries.
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(iii)	The Fund is duly registered with the Commission under the Investment Company Act as a non-diversified, closed-end management investment company; no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund or the Investment Manager, threatened by the Commission; subject to the filing of the Prospectus pursuant to Rule 497 of the Rules and Regulations and the filing of a post-effective amendment to the Registration Statement pursuant to Rule 462(d) of the Rules and Regulations, if not already filed, all required action has been taken by the Fund under the Securities Act and the Investment Company Act to make the Offer and to consummate the issuance of the Rights and the issuance and sale of the Shares by the Fund upon exercise of the Rights; and the provisions of the Fund’s Second Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”) and the Fund’s Amended and Restated By-Laws (“By-Laws”) comply with the requirements of the Investment Company Act and the Investment Company Act Rules and Regulations.

(iv)	Ernst & Young LLP, the independent registered public accounting firm that audited and delivered their report with respect to the financial statements of the Fund set forth or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Investment Company Act, the Securities Act, the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board.

(v)	The financial statements of the Fund, together with the related notes and schedules thereto, set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Fund as of the dates or for the periods indicated in conformity with U.S. generally accepted accounting principles applied on a consistent basis; and the information set forth in the Prospectus under the headings “Summary of Fund Expenses” and “Financial Highlights” presents fairly in all material respects the information stated therein.

(vi)	The Fund has an authorized and outstanding capitalization as set forth in the Prospectus (subject to the issuance of any Shares pursuant to the Dividend Reinvestment Plan (as defined below) after the date of such Prospectus); the Common Shares issued and outstanding prior to the date of this Agreement have been duly authorized and are validly issued, fully paid and nonassessable and conform in all material respects to the description thereof in the Prospectus under the heading “Description of Shares—Common Shares”; the Rights have been duly authorized by all requisite action on the part of the Fund for issuance pursuant to the Offer; the certificates, if any, for the Shares are in due and proper form; the Shares have been duly authorized by all requisite action on the part of the Fund for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Fund pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and nonassessable; the Shares and the Rights conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the other Offering Materials. No person is entitled to any preemptive or other similar rights with respect to the issuance of each of the Rights and the Shares.
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(vii)	Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Fund has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business or incident to its organization, (B) there has not been any material change in the Common Shares or long-term debt of the Fund, or any event that resulted in a Fund Material Adverse Effect, (C) there has been no dividend or distribution declared or paid in respect of the Fund’s capital stock (other than ordinary or customary distributions declared and paid in the ordinary course), and (D) the Fund has not incurred any long-term debt.

(viii)	Each of (A) this agreement (the “Agreement”), (B) the Subscription Agent Agreement dated as of October 23, 2024 between the Fund and Equiniti Trust Company, LLC (the “Subscription Agent”), (C) the Information Agent Agreement dated as of October 22, 2024 between the Fund and EQ Fund Solutions, LLC (the “Information Agent”), (D) the Investment Advisory Agreement dated as of August 6, 2007 between the Fund and the Investment Manager (the “Management Agreement”), (E) the Custody Agreement dated as of July 19, 2007 between the Fund and U.S. Bank, N.A., (G) the Transfer Agent Servicing Agreement dated as of June 13, 2014, as amended September 2, 2015, between the Fund and U.S. Bancorp Fund Services, LLC, (H) the Fund Administration Servicing Agreement dated as of July 25, 2007 between the Fund and U.S. Bancorp Fund Services, LLC, and (I) the Fund Accounting Servicing Agreement dated as of July 25, 2007 between the Fund and U.S. Bancorp Fund Services, LLC, (collectively, all the foregoing are referred to herein as the “Fund Agreements”) has been duly authorized, executed and delivered by the Fund; each of the Fund Agreements and the Dividend Reinvestment Plan of the Fund (the “Dividend Reinvestment Plan”) complies with all applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations under such Acts, except that the Fund and the Investment Manager make no representation as to the eligibility under the Investment Company Act of U.S. Bank, N.A. to act as custodian for the Fund; and, assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid, binding and enforceable obligation of the Fund, subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights (whether statutory or decisional) and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except as enforcement of rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or principles of public policy.

(ix)	Neither the issuance of the Rights, nor the issuance and sale of the Shares upon the exercise of the Rights, nor the execution, delivery, performance and consummation by the Fund of any other of the transactions contemplated in this Agreement, or to the extent applicable to the Rights or the Shares in the Fund Agreements, nor the consummation of the transactions contemplated in this Agreement or in the Registration Statement nor the fulfillment of the terms thereof will (A) violate the Declaration of Trust, By-Laws or similar organizational documents of the Fund, (B) conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject (other than those expressly created by any Fund Agreement), except such as would not reasonably be expected to have a Fund Material Adverse Effect or (C) result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Fund or having jurisdiction over the Fund or any of its material properties, other than state securities or “blue sky” laws.
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(x)	Except as set forth in the Registration Statement, there is no pending or, to the knowledge of the Fund or the Investment Manager, threatened action, suit, claim, investigation, inquiry or proceeding affecting the Fund or to which the Fund is a party before or by any court or governmental agency, authority or body or any arbitrator, which is of a character required by the Securities Act, the Investment Company Act or the Rules and Regulations to be described in the Registration Statement.

(xi)	There are no franchises, contracts or other documents of the Fund that are required by the Securities Act, the Investment Company Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described or filed or incorporated by reference therein as required by the Securities Act, the Investment Company Act or the Rules and Regulations.

(xii)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization or other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements or the Registration Statement, except such as (i) have been obtained, or if the Registration Statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, may be required (and shall be obtained prior to commencement of the Offer) under the Investment Company Act, the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the NYSE or under state securities or “blue sky” laws, or (iii) the failure to obtain would not reasonably be expected to have a Fund Material Adverse Effect.
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(xiii)	The Fund is not currently in material breach of, or in material default under, any written agreement or instrument to which it is a party or by which it or its property is to the knowledge of the Fund or the Investment Manager bound or affected.

(xiv)	There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Registration Statement and the Prospectus, other than as described therein, as imposed by the Investment Company Act and the Rules and Regulations thereunder or as required to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”).

(xv)	No person has any right to the registration of any securities of the Fund because of the filing of the Registration Statement with the Commission. No person has tag along rights or other similar rights included in the transaction contemplated by this Agreement.

(xvi)	The Common Shares have been duly listed on the NYSE and prior to their issuance the Rights will have been admitted for trading and the Shares will have been duly approved for listing, subject to official notice of issuance, on the NYSE.

(xvii)	The Fund (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement); provided that any action in connection with the Dividend Reinvestment Plan will not be deemed to be within the terms of this Section 1(a)(xx).

(xviii)	The Fund intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to comply, with the requirements of Subchapter M of the Code, and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

(xix)	The Fund has complied, and will direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the asset coverage requirements of the Investment Company Act.

(xx)	The Fund has (A) appointed a Chief Compliance Officer and (B) adopted and implemented written policies and procedures which the Board of Trustees of the Fund has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 of the Investment Company Act Rules and Regulations, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.
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(xxi)	Other than the Offering Materials, the Fund has not, without the written permission of the Dealer Manager, used, approved, prepared or authorized any letters to beneficial owners of the Common Shares of the Fund, forms used to exercise rights, any letters from the Fund to securities dealers, commercial banks and other nominees or any newspaper announcements or other offering materials and information in connection with the Offer; provided, however, that any use of transmittal documentation and subscription documentation independently prepared by the Dealer Manager, broker-dealers, trustees, nominees or other financial intermediaries shall not cause a violation of this Section 1(a)(xxi).

(xxii)	Offering Materials complied and will comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the Rules and Regulations and the rules and interpretations of FINRA.

(xxiii)	The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxiv)	The Fund has established and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 of the Investment Company Act Rules and Regulations) designed to ensure that material information relating to the Fund is made known to the Fund’s Chief Executive Officer and its Chief Financial Officer by others within the Fund, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Fund is not aware of any material weakness in its internal controls over financial reporting. The Fund’s independent registered public accounting firm and the Audit Committee of the Board of Trustees of the Fund have been advised of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Fund’s ability to record, process, summarize, and report financial data; and (B) any fraud that involves management or other employees who have a role in the Fund’s internal controls over financial reporting; and (C) any material weaknesses in the Fund’s internal controls over financial reporting have been identified for the Fund’s independent registered public accounting firm; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting or in other factors that could affect internal controls over financial reporting, including any corrective actions with regard to any significant deficiencies and material weaknesses.
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(xxv)	The Fund and its officers and trustees, in their capacities as such, are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder in all material respects.

(xxvi)	No person is serving or acting as an officer, trustee or investment adviser of the Fund in contravention of the provisions of the Investment Company Act. Except as disclosed in the Registration Statement and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the Investment Company Act) of the Fund or (B) an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager. For purposes of this Section 1.a.xxvi., the Fund and the Investment Manager shall be entitled to rely on representations from such officers and trustees.

(xxvii)	The Fund’s Board of Trustees has validly appointed an audit committee whose composition satisfies the requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual and the Board of Trustees and/or the audit committee has adopted a charter that satisfies the requirements of 303A.07(c) of the NYSE Listed Company Manual. The audit committee has reviewed the adequacy of its charter within the past twelve months.

(xxviii)	Any statistical, demographic or market-related data included in the Registration Statement, the Prospectus or the other Offering Materials are based on or derived from sources that the Fund and the Investment Manager believe to be reasonably reliable and accurate, and all such data included in the Registration Statement, the Prospectus and the other Offering Materials accurately reflects the materials upon which it is based or from which it was derived in all material respects.

(xxix)	No transaction has occurred between or among the Fund and any of its officers or trustees, shareholders or affiliates or any affiliate or affiliates of any such officer or trustee or shareholder or affiliate that is required to be described in and is not described in the Registration Statement and the Prospectus.

(xxx)	Neither the Fund nor, to the knowledge of the Fund or the Investment Manager, any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds on behalf of the Fund, which payment, receipt or retention of funds is a character required to be disclosed in the Registration Statement or Prospectus and is not so disclosed.

(xxxi)	The Fund has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending which, if adversely determined, would have an adverse effect on the Fund, nor are there any proposed additional tax assessments against the Fund.

(xxxii)	The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act Rules and Regulations, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business.
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(xxxiii)	The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business operated by the Fund, except for that which the failure to own or possess would not reasonably be expected to have a Fund Material Adverse Effect, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund, except for that which if determined to be invalid or inadequate would not reasonably be expected to have a Fund Material Adverse Effect.

(xxxiv)	Neither the Fund nor, to the knowledge of the Fund or the Investment Manager, any trustee, officer, agent, employee or representative of the Investment Manager acting on behalf of the Fund has, directly or indirectly, while acting on behalf of the Fund (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); or (D) made any other unlawful payment.

(xxxv)	The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund or the Investment Manager, threatened.

(xxxvi)	Neither the Fund nor, to the knowledge of the Fund or the Investment Manager ,any trustee, officer, agent or employee of the Fund or the Investment Manager is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the Offer, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
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(xxxvii)	All of the information provided to the Dealer Manager or to counsel for the Dealer Manager by the Fund, its officers and trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct in all material respects.

(b)	The Investment Manager represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the Representation Date and as of the Expiration Date that:

(i)	The Investment Manager has been duly organized and is validly existing as a limited partnership in good standing under the laws of Texas, has full power and authority to own, lease and operate its properties, own its assets and conduct its business as described in the Registration Statement and the Prospectus, owns, possesses or has obtained and currently maintains all Licenses and Permits, whether foreign or domestic, necessary to carry on its business and to enable the Investment Manager to continue to supervise investments in securities as contemplated in the Registration Statement and Prospectus. The Investment Manager is duly qualified to do business and is in good standing in each jurisdiction wherein it owns or leases real property or in which the conduct of its business or other activity requires such qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the ability of the Investment Manager to serve as investment adviser to the Fund (an “Investment Manager Material Adverse Effect”). The Investment Manager has made all necessary filings required to carry on its business as described in the Registration Statement and the Prospectus under any federal, state, local or foreign law, regulation or rule, except such as would not have an Investment Manager Material Adverse Effect..

(ii)	The Investment Manager is duly registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as investment adviser for the Fund as contemplated in the Prospectus, the Registration Statement and the Management Agreement and no order or suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Manager, threatened by the Commission.

(iii)	Each of this Agreement and the Management Agreement has been duly authorized, executed and delivered by the Investment Manager and complies in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act and the rules and regulations under such Acts, and is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Investment Manager, subject to the qualification that the enforceability of the Investment Manager’s obligations thereunder, as applicable, may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights (whether statutory or decisional) and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.
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(iv)	Neither the execution, delivery, performance and consummation by the Investment Manager of its obligations under this Agreement or the Management Agreement, nor the consummation of the transactions contemplated therein or in the Prospectus or the Registration Statement nor the fulfillment of the terms thereof will (A) conflict with or violate the limited partnership agreement as amended, supplemented and corrected (the “LP Agreement”) or similar organizational documents of the Investment Manager, (B) conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Investment Manager under the LP Agreement or similar organizational documents, the terms and provisions of any indenture, mortgage, loan agreement, note, insurance or surety agreement, or any other lease, instrument or agreement to which the Investment Manager is a party or by which it may be bound or to which any of the property or assets of the Investment Manager is subject, except such as would not reasonably be expected to have an Investment Manager Material Adverse Effect or (C) result in any violation of any order, law, rule or regulation of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, having jurisdiction over the Investment Manager or any of its properties, other than state securities or “blue sky” laws.

(v)	Except as set forth in the Registration Statement, there is no pending or, to the knowledge of the Investment Manager, threatened action, suit, claim, investigation, inquiry or proceeding affecting the Investment Manager or to which the Investment Manager is a party before or by any court or governmental agency, authority or body or any arbitrator, which is of a character required by the Securities Act, the Investment Company Act or the Rules and Regulations to be described in the Registration Statement and is not so described therein.

(vi)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body with any self-regulatory organization, other non-governmental regulatory authority, securities exchange or association, whether foreign or domestic, required by the Investment Manager for the consummation by the Investment Manager of the transactions to be performed by the Investment Manager or the performance by the Investment Manager of all the material terms and provisions to be performed by or on behalf of it in each case as contemplated in this Agreement or the Management Agreement, except such as (i) have been obtained, or (iii) the failure to obtain would not reasonably be expected to have an Investment Manager Material Adverse Effect.

(vii)	The Investment Manager (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except for the solicitation of exercises of the Rights pursuant to this Agreement); provided that any action in connection with the Dividend Reinvestment Plan will not be deemed to be within the terms of this Section 1(b)(vii).
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(viii)	The Investment Manager has adopted and implemented written policies and procedures under Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Investment Manager and its supervised persons.

(ix)	The Investment Manager owns or possesses, or can acquire on reasonable terms, the Intellectual Property necessary to act as investment adviser for the Fund as contemplated in the Prospectus the Registration Statement and the Management Agreement, and the Investment Manager has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Investment Manager, except for that which if determined to be invalid or inadequate would not reasonably be expected to have an Investment Manager Material Adverse Effect.

(x)	The Investment Manager or, to the knowledge of the Investment Manager, any director, officer, agent or employee of the Investment Manager acting on behalf of the Investment Manager has not, directly or indirectly, while acting on behalf of the Investment Manager (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (C) violated any provision of the FCPA; or (D) made any other unlawful payment.

(xi)	The operations of the Investment Manager are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Manager with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Manager, threatened.

(xii)	Neither the Investment Manager nor, to the knowledge of the Investment Manager, any member, director, officer, agent, employee or affiliate (as defined in Rule 405 under the Securities Act) of the Investment Manager is currently subject to any U.S. sanctions administered by OFAC; and the Investment Manager will not directly or indirectly direct the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
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(xiii)	The Investment Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated by the Registration Statement, the Prospectus and the Management Agreement.

(xiv)	The Management Agreement is in full force and effect and neither the Fund nor the Investment Manager is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Manager under such document.

(xv)	All information furnished by the Investment Manager, including, without limitation, the description of the Investment Manager, for use in (A) the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, and (B) the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in the light of the circumstances under which such statements were made, not misleading.

(xvi)	The Investment Manager has filed with the Commodity Futures Trading Commission and the National Futures Association a notice of eligibility for relief from inclusion within the definition of a commodity pool operator pursuant to Section 4.5 of the general regulations under the Commodity Exchange Act, as amended, with respect to the Fund.

(c)	Any certificate required by this Agreement that is signed by any officer of the Fund or the Investment Manager and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a representation and warranty by the Fund or the Investment Manager, as the case may be, to the Dealer Manager, as to the matters covered thereby.

2.	Agreement to Act as Dealer Manager.

(a)	On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

(i)	The Fund hereby appoints the Dealer Manager to solicit the exercise of Rights and authorizes the Dealer Manager to sell Shares purchased by the Dealer Manager from the Fund through the exercise of Rights as described herein in accordance with the Securities Act, the Investment Company Act and the Exchange Act; the Fund hereby authorizes the Dealer Manager to form and manage a group of selling broker-dealers (each, a “Selling Group Member,” and collectively, the “Selling Group”) that enter into a Selling Group Agreement with the Dealer Manager in the form attached hereto as Exhibit A to solicit the exercise of Rights and to sell Shares purchased by the Selling Group Member from the Dealer Manager as described herein; and the Fund hereby authorizes other soliciting broker-dealers (each, a “Soliciting Dealer,” and collectively, the “Soliciting Dealers”) that enter into a Soliciting Dealer Agreement with the Dealer Manager in the form attached hereto as Exhibit B to solicit the exercise of Rights. The Dealer Manager hereby agrees to solicit the exercise of Rights in accordance with its customary practice subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of such Selling Group Agreement or Soliciting Dealer Agreement; and the Dealer Manager hereby agrees to form and manage the Selling Group to solicit the exercise of Rights and to sell Shares to the Selling Group purchased by the Dealer Manager from the Fund through the exercise of Rights as described herein in accordance with its customary practice subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of the Selling Group Agreement.
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(ii)	The Fund hereby authorizes the Dealer Manager to buy, facilitate the sale of and exercise Rights, including unexercised Rights delivered to the Subscription Agent for resale and Rights of Record Date Shareholders whose record addresses are outside the United States held by the Subscription Agent for which no instructions are received, on the terms and conditions set forth in such Prospectus, and to sell Shares to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. Sales of Shares by the Dealer Manager or Selling Group Members shall not be at a price higher than the offering price set by the Dealer Manager from time to time. The proceeds from the sale of Rights will be remitted to the Record Date Shareholders as set forth in the Prospectus.

(b)	To the extent permitted by applicable law, the Fund agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the names and addresses of, and number of Common Shares held by, Record Date Shareholders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Manager to solicit exercises of Rights.

(c)	The Dealer Manager agrees to provide to the Fund, in addition to the services described in Section 2(a), financial structuring and solicitation services in connection with the Offer. No advisory fee, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Manager’s out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Fund, or any other party hereto, to the Dealer Manager in connection with the financial structuring and solicitation services provided by the Dealer Manager pursuant to this Section 2(c).

(d)	The Fund and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of the Rights, and that the Dealer Manager’s performance of financial structuring and solicitation services for the Fund is pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Dealer Manager act or be responsible as a fiduciary to the Fund, its management, shareholders, creditors or any other person, including Selling Group Members and Soliciting Dealers, in connection with any activity that the Dealer Manager may undertake or has undertaken in furtherance of its engagement pursuant to this Agreement, either before or after the date hereof. The Dealer Manager, Selling Group Members and Soliciting Dealers hereby expressly disclaim any fiduciary or similar obligations to the Fund, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Fund hereby confirms its understanding and agreement to that effect. The Fund, Dealer Manager, Selling Group Members and Soliciting Dealers agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Dealer Manager, Selling Group Members or Soliciting Dealers to the Fund regarding such transactions, including, but not limited to, any opinions or views with respect to the subscription price or market for the Fund’s Shares, do not constitute advice or recommendations to the Fund. The Fund hereby waives and releases, to the fullest extent permitted by law, any claims that the Fund may have against the Dealer Manager, Selling Group Members and Soliciting Dealers with respect to any breach or alleged breach of any fiduciary or similar duty to the Fund in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions; provided that this release shall not protect or purport to protect the Dealer Manager, Selling Group Members and Soliciting Dealers against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.
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(e)	In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Fund or the Investment Manager or any of their affiliates, for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence or reckless disregard of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

3.	Dealer Manager Fees. In full payment for the financial structuring and solicitation services rendered and to be rendered hereunder by the Dealer Manager, the Fund agrees to pay the Dealer Manager a fee (the “Dealer Manager Fee”) equal to 3.75% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege, a portion of which Dealer Manager Fee may be reallowed to an affiliate of the Dealer Manager and may be a different value than the Selling Fees or Soliciting Fees stated in this Agreement. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow selling fees (the “Selling Fees”) to Selling Group Members equal to 2.00% of the Subscription Price per Share for each Share issued pursuant to either (a) the exercise of Rights and the Over-Subscription Privilege where such Selling Group Member is so designated on the subscription form or (b) the purchase for resale from the Dealer Manager in accordance with the Selling Group Agreement. With respect to Shares purchased by a Selling Group Member from the Dealer Manager in accordance with the Selling Group Agreement, such fee may from time to time vary from 2.00% of the Subscription Price per Share. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow soliciting fees (the “Soliciting Fees”) to Soliciting Dealers equal to 0.50% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege where such Soliciting Dealer is so designated on the subscription form, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date. The Dealer Manager agrees to pay the Selling Fees or Soliciting Fees, as the case may be, to the broker-dealer designated on the applicable portion of the form used by the holder to exercise Rights and the Over-Subscription Privilege, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Selling Group Agreement or Soliciting Dealer Agreement, then the Dealer Manager shall retain such Selling Fee or Soliciting Fee for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. Payment to the Dealer Manager by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Fund issues Shares after the Expiration Date. Payment to a Selling Group Member or Soliciting Dealer will be made by the Dealer Manager directly to such Selling Group Member or Soliciting Dealer by wire to an account identified by such broker-dealer. Such payments shall be made on or before the tenth business day following the day the Fund issues Shares after the Expiration Date.
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4.	Other Agreements.

(a)	The Fund covenants with the Dealer Manager as follows:

(i)	The Fund will use its best efforts to cause the Registration Statement to become effective and maintain its effectiveness under the Securities Act, and will advise the Dealer Manager promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective.

(ii)	The Fund will notify, and confirm the notice in writing to, the Dealer Manager immediately (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (E) of the receipt of any written notice regarding the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Fund will make every effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii)	The Fund will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497(c), (e) or (h) of the Securities Act Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

(iv)	The Fund will, without charge, deliver to the Dealer Manager, as soon as practicable, the number of copies (one of which is manually executed) of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.
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(v)	The Fund will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may request for the purposes contemplated by the Securities Act or the Securities Act Rules and Regulations.

(vi)	If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Registration Statement or the Prospectus (or the other Offering Materials) to make the Prospectus (or such other Offering Materials) not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Record Date Shareholder, the Fund will forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for the Dealer Manager), at the Fund’s expense, which will amend or supplement the Registration Statement or the Prospectus (or otherwise will amend or supplement such other Offering Materials) so that the Prospectus (or such other Offering Materials) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or such other Offering Materials) is delivered to a Record Date Shareholder, not misleading.

(vii)	The Fund will endeavor, in cooperation with the Dealer Manager and its counsel, to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate and maintain such qualifications in effect for the duration of the Offer. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

(viii)	The Fund will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) (in form complying with the provisions of Rule 158 of the Securities Act Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Fund’s fiscal semi-annual period next following the “effective” date (as defined in said Rule 158) of the Registration Statement.

(ix)	For a period of 180 days from the date of this Agreement, the Fund will not, without the prior consent of the Dealer Manager, offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Fund or securities convertible into such securities, other than the Rights and the Shares and the Common Shares issued in reinvestment of dividends or distributions.
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(x)	The Fund will cause the Rights to be admitted for trading and the Shares to be duly authorized for listing by the NYSE prior to the time the Rights and the Shares are issued, respectively.

(xi)	The Fund will maintain its qualification as a regulated investment company under Subchapter M of the Code.

(xii)	The Fund will apply the net proceeds from the Offer in such a manner as to continue to comply with the requirements of the Prospectus as set forth under “Use of Proceeds” and the Investment Company Act.

(xiii)	The Fund will advise or cause the Subscription Agent (A) to advise the Dealer Manager and, only where specifically noted, each Selling Group Member who specifically requests, from day to day during the period of, and promptly after the termination of, the Offer, as to the names and addresses of all Record Date Shareholders exercising Rights, the total number of Rights exercised by each Record Date Shareholder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Selling Group Member, not later than 5:00 p.m., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; (B) to offer to sell any Rights received for resale from Record Date Shareholders, including clients of Selling Group Members, exclusively to or through the Dealer Manager, which may, at its election, purchase such Rights as principal or act as agent for the resale thereof, provided that if the Dealer Manager declines to purchase the Rights received by the Subscription Agent for resale from Record Date Shareholders, the Subscription Agent will attempt to sell such Rights in the open market; and (C) to issue Shares upon the Dealer Manager’s exercise of Rights prior to the Expiration Date at a price equal to the greater of 92.5% of the last reported sale price of a Common Share on the NYSE on the date of such exercise or 89% of the last reported NAV on the date of such exercise, such Shares to be issued no later than the close of business on the business day following the day that full payment for such Shares has been received by the Subscription Agent.

(b)	Neither the Fund nor the Investment Manager will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the issuance of the Rights or the sale or resale of the Rights or the Shares; provided that any action in connection with the Dividend Reinvestment Plan will not be deemed to be within the meaning of this Section 4.b.
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(c)	Except as required by applicable law, the use of any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared, approved or authorized by the Fund or the Investment Manager in connection with the Offer is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Fund and the Investment Manager agree to notify the Dealer Manager within a reasonable time prior to such use but the Fund and the Investment Manager are nonetheless permitted to use such reference.

5.	Payment of Expenses.

(a)	The Fund will pay all expenses incident to the performance of its obligations under this Agreement and in connection with the Offer, including, but not limited to, (i) expenses relating to the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) expenses relating to the preparation, issuance and delivery of the certificates, if any, for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Fund’s counsel (including the fees and disbursements of local counsel) and accountants, (iv) expenses relating to the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including filing fees, (v) expenses relating to the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred with respect to filing with FINRA, including the fees and disbursements paid to FINRA by the Dealer Manager’s counsel with respect thereto, (vii) the fees and expenses incurred in connection with the listing of the Rights and the Shares on the NYSE, (viii) expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials, (ix) the fees and expenses incurred with respect to the Subscription Agent and the Information Agent and (x) all other fees and expenses (excluding the announcement, if any, of the Offer in The Wall Street Journal) incurred in connection with or relating to the Offer. The Fund agrees to pay the foregoing expenses whether or not the transactions contemplated under this Agreement are consummated.

(b)	In addition to any fees that may be payable to the Dealer Manager under this Agreement, the Fund agrees to reimburse the Dealer Manager upon request made from time to time for a portion of its reasonable out-of-pocket expenses incurred in connection with its activities under this Agreement, including the (i) reasonable fees and disbursements of its legal counsel (excluding fees and expenses pursuant to Section 5(a)(iv) which are to be paid directly by the Fund) and (ii) reasonable expenses, if any, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers in an amount not to exceed $10,000, upon proper presentation of documentation therefor, in an amount not to exceed $150,000.

(c)	If this Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 6 or Section 9(a), the Fund agrees to reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager, upon proper presentation of documentation therefor, in an amount not to exceed $150,000. In the event the transactions contemplated hereunder are not consummated, the Fund agrees to pay all of the costs and expenses set forth in Sections 5(a) and (b) which the Fund would have paid if such transactions had been consummated.
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6.	Conditions of the Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder (including any obligation to pay for Shares issuable upon exercise of Rights by the Dealer Manager) are subject to the accuracy of the respective representations and warranties of the Fund and the Investment Manager contained herein, to the performance by the Fund and the Investment Manager of their respective obligations hereunder, and to the following further conditions:

(a)	The Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the Record Date, or at such later time and date as may be approved in writing by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, no revocation of registration has been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Fund, the Investment Manager or the Dealer Manager, shall be contemplated by the Commission; and the Fund shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

(b)	On the Representation Date and the Expiration Date, the Dealer Manager shall have received:

(i)	The opinion, dated the Representation Date and the Expiration Date, as applicable, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Fund, in the form of Exhibit C to this Agreement and in substance satisfactory to counsel for the Dealer Manager.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials.

Such counsel shall also have stated that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, in the course of their review and discussion of the contents of the Offering Materials and Registration Statement with certain officers and/or employees of the Fund, the Investment Manager and the Fund’s independent registered public accounting firm, no facts have come to their attention which cause them to believe that the Registration Statement, on the date it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make such statements contained therein not misleading or that the Prospectus, as of its date and on the Representation Date or the Expiration Date, as the case may be, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make such statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any statement or belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in the Registration Statement or Prospectus or omitted therefrom).

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(ii)	The opinion, dated the Representation Date and the Expiration Date, as applicable, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Investment Manager, in the form of Exhibit D to this Agreement and in substance satisfactory to counsel for the Dealer Manager.

In rendering such opinion, such counsel has relied as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Investment Manager and public officials.

Such counsel shall also have stated that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, in the course of their review and discussion of the contents of the Offering Materials and Registration Statement with certain officers and/or employees of the Fund, the Investment Manager and the Fund’s independent registered public accounting firm, no facts have come to their attention which cause them to believe that the statements in the Registration Statement that relate solely to the Investment Manager, on the date it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the statements in the Prospectus that relate solely to the Investment Manager, as of its date and on the Representation Date or the Expiration Date, as the case may be, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any statement or belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in the Registration Statement or Prospectus or omitted therefrom).

(c)	The Dealer Manager shall have received from Dechert LLP, counsel for the Dealer Manager, such opinion or opinions, dated the Representation Date and the Expiration Date, with respect to the Offer, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Fund shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)	The Fund shall have furnished to the Dealer Manager certificates of the Fund, signed on behalf of the Fund by the President or other senior officer of the Fund, dated the Representation Date and the Expiration Date, to the effect that the signer(s) of such certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

(i)	the representations and warranties of the Fund in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be (to the extent not waived in writing by the Dealer Manager);
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(ii)	no stop order suspending the effectiveness of the Registration Statement has been issued, no revocation of registration has been issued and no proceedings for that purpose have been instituted or threatened by the Commission or any other regulatory body, whether foreign or domestic;

(iii)	since the date of the most recent statement of assets and liabilities included or incorporated by reference in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, management, properties, net worth or results of operations of the Fund (excluding fluctuations in the Fund’s net asset value due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus; and

(iv)	the Fund has performed all of its respective obligations that this Agreement requires it to perform by such Representation Date (to the extent not waived in writing by the Dealer Manager).

(e)	The Investment Manager shall have furnished to the Dealer Manager certificates of the Investment Manager, signed on behalf of the Investment Manager by the Principal or other senior officer dated the Representation Date and the Expiration Date, to the effect that the signer(s) of such certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

(i)	the representations and warranties of the Investment Manager in this Agreement are true and correct on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Investment Manager has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be (to the extent not waived in writing by the Dealer Manager);

(ii)	no order having adverse effect on the ability of the Investment Manager to fulfill its obligations under this Agreement or the Management Agreement, as the case may be, has been issued and no proceedings for any such purpose are pending or threatened by the Commission or any other regulatory body, whether foreign or domestic;

(iii)	since the date of the most recent statement of assets and liabilities included or incorporated by reference in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, management, properties, net worth or results of operations of the Fund (excluding fluctuations in the Fund’s net asset value due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus; and

(iv)	the Investment Manager has performed all of its respective agreements that this Agreement requires it to perform by such Representation Date (to the extent not waived in writing by the Dealer Manager).
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(f)	Ernst & Young LLP shall have furnished to the Dealer Manager letters, dated the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Manager, stating in effect that:

(i)	it is an independent registered public accounting firm with respect to the Fund within the meaning of the Securities Act and the applicable Securities Act Rules and Regulations, and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board;

(ii)	in its opinion, the audited financial statements examined by it and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective Rules and Regulations with respect to registration statements on Form N-2;

(iii)	it has performed specified procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the latest available unaudited financial information of the Fund, a reading of the minute books of the Fund, and inquiries of officials of the Fund responsible for financial and accounting matters, and on the basis of such inquiries and procedures nothing came to its attention that caused it to believe that at a specified date prior to the Representation Date or the Expiration Date, as the case may be, there was any change in the Common Shares, any decrease in net assets or any increase in long-term debt of the Fund as compared with amounts shown in the most recent statement of assets and liabilities included or incorporated by reference in the Registration Statement, except as the Registration Statement discloses has occurred or may occur, or they shall state any specific changes, increases or decreases; and

(iv)	in addition to the procedures referred to in clause (iii) above, it has compared certain dollar amounts (or percentages as derived from such dollar amounts) and other financial information regarding the operations of the Fund appearing in the Registration Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have found such items to be in agreement with the accounting and financial records of the Fund.

(g)	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (excluding an amendment or supplement subsequent to the Representation Date), (i) there shall not have been any change, increase or decrease specified in the letter or letters referred to in Section 6(f), (ii) no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, management, properties, net worth or results of operations of the Fund shall have occurred or become known and (iii) no transaction which is material and adverse to the Fund shall have been entered into by the Fund.

(h)	Prior to the Representation Date, the Fund shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

(i)	If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Expiration Date by the Dealer Manager. Notice of such cancellation shall be given to the Fund in writing or by telephone confirmed in writing.
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7.	Indemnity and Contribution.

(a)	Each of the Fund and the Investment Manager, jointly and severally, agrees to indemnify, defend and hold harmless the Dealer Manager, each Selling Group Member and each Soliciting Dealer, and their respective partners, directors, officers, employees, agents and affiliates and any person who controls the Dealer Manager, a Selling Group Member and or a Soliciting Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus (the term “Prospectus” for the purpose of this Section 7 being deemed to include any preliminary prospectus, the Offering Materials, the Prospectus and the Prospectus as amended or supplemented by the Fund), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager to the Fund or the Investment Manager expressly for use with reference to the Dealer Manager, Selling Group Members or Soliciting Dealers in such Registration Statement or such Prospectus.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person in respect of which indemnity may be sought against the Fund or the Investment Manager pursuant to the foregoing paragraph, the Dealer Manager, a Selling Group Member, a Soliciting Dealer or such person shall promptly notify the Fund and the Investment Manager in writing of the institution of such Proceeding and the Fund shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the failure to so notify the Fund and the Investment Manager shall not relieve the Fund from any liability which the Fund or the Investment Manager may have to the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person or otherwise, unless such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The Dealer Manager, a Selling Group Member, a Soliciting Dealer or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Manager, a Selling Group Member, a Soliciting Dealer or of such person unless the employment of such counsel shall have been authorized in writing by the Fund or the Investment Manager, as the case may be, in connection with the defense of such Proceeding or the Fund or the Investment Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded (based on advice from counsel) that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Fund or the Investment Manager (in which case the Fund or the Investment Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Fund or the Investment Manager may employ counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Fund or the Investment Manager, as the case may be), in any of which events the reasonable fees and expenses shall be borne by the Fund or the Investment Manager and paid as incurred in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding (provided that the Fund or the Investment Manager shall not be liable for the expenses of more than one separate counsel in connection with any one Proceeding or series of related Proceedings). Neither the Fund nor the Investment Manager shall be liable for any settlement of any Proceeding effected without its written consent, but if a Proceeding is settled with the written consent of the Fund or the Investment Manager, then the Fund or the Investment Manager, as the case may be, agrees to indemnify and hold harmless the Dealer Manager, a Selling Group Member, a Soliciting Dealer and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party unless such indemnified party gives written consent to such admission of fault, culpability or a failure to act.

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(b)	The Dealer Manager agrees to indemnify, defend and hold harmless the Fund and the Investment Manager, and their trustees, directors and officers, and any person who controls the Fund or the Investment Manager, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons to the same extent as the foregoing indemnity from the Fund or the Investment Manager to the Dealer Manager, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Fund, the Investment Manager or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager to the Fund or the Investment Manager expressly for use with reference to the Dealer Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Fund) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in the light of the circumstances under which they were made).
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If any Proceeding is brought against the Fund, the Investment Manager or any such person in respect of which indemnity may be sought against the Dealer Manager pursuant to the foregoing paragraph, the Fund, the Investment Manager or such person shall promptly notify the Dealer Manager in writing of the institution of such Proceeding and the Dealer Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify the Dealer Manager shall not relieve the Dealer Manager from any liability which the Dealer Manager may have to the Fund or any such person or otherwise, unless such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The Fund, the Investment Manager or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Fund, the Investment Manager or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by the Dealer Manager in connection with the defense of such Proceeding or such Dealer Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded (based on advice from counsel) that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Dealer Manager (in which case the Dealer Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Dealer Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Dealer Manager), in any of which events the reasonable fees and expenses shall be borne by the Dealer Manager and paid as incurred in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. The Dealer Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Dealer Manager but if settled with the written consent of the Dealer Manager, the Dealer Manager agrees to indemnify and hold harmless the Fund, the Investment Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party unless such indemnified party gives written consent to such admission of fault, culpability or a failure to act.

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(c)	If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund or the Investment Manager on the one hand and the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund or the Investment Manager on the one hand and of the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations with respect to the Offer. The relative benefits received by the Fund or the Investment Manager on the one hand and the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offer (net of the Dealer Manager Fee but before deducting expenses) received by the Fund or the Investment Manager and the total Dealer Manager Fee received by the Dealer Manager, bear to the aggregate public offering price of the Shares. The relative fault of the Fund or the Investment Manager on the one hand and of the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Fund or the Investment Manager or the Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Fund, the Investment Manager and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, neither the Dealer Manager nor any Selling Group Member or Soliciting Dealer shall be required to contribute any amount in excess of the fees received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	Notwithstanding any other provisions in this Section 7, no party shall be entitled to indemnification or contribution under this Dealer Manager Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of such person’s reckless disregard of such person’s obligations and duties thereunder. The parties hereto acknowledge that the foregoing provision shall not be construed to impose upon any such parties any duties under this Agreement other than as specifically set forth herein (it being understood that the Dealer Manager, Selling Group Members and Soliciting Dealers have no duty hereunder to the Fund or the Investment Manager to perform any due diligence investigation).
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(f)	The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Fund and the Investment Manager contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager, a Selling Group Member, a Soliciting Dealer, and their respective partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Dealer Manager, a Selling Group Member or a Soliciting Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Fund or the Investment Manager, their directors or officers or any person who controls the Fund or the Investment Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Rights. The Fund, the Investment Manager and the Dealer Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Fund or the Investment Manager against any of their officers or directors in connection with the issuance of the Rights, or in connection with the Registration Statement or Prospectus.

(g)	The Fund and the Investment Manager acknowledge that the statements under the heading “Plan of Distribution” in the Prospectus constitute the only information furnished in writing to the Fund or the Investment Manager by the Dealer Manager expressly for use in such document, and the Dealer Manager confirms that such statements are correct in all material respects.

8.	Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Fund or its officers, of the Investment Manager and of the Dealer Manager set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Manager or the Fund or the Investment Manager or any of their officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

9.	Termination of Agreement.

(a)	The obligations of the Dealer Manager hereunder shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Fund prior to 5:00 p.m., New York time on the Expiration Date, if (A) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, management, properties, net worth or results of operations of the Fund, which would in the Dealer Manager’s judgment, make it impracticable or inadvisable to proceed with the Offer on the terms and manner contemplated in the Registration Statement and the Prospectus, or (B) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, NYSE Amex or the NASDAQ Stock Market; (ii) a suspension or material limitation in trading in the Fund’s Common Shares or in the Rights on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) a material adverse change in the financial or securities markets in the United States or the international financial markets; (v) acts of terrorism or a material outbreak or escalation of hostilities involving the United States or a declaration by the United States of a national emergency or war; or (vi) any other calamity or crisis or any change in financial, political, economic, currency, banking or social conditions in the United States, if the effect of any such event specified in clause (v) or (vi) in the Dealer Manager’s judgment makes it impracticable or inadvisable to proceed with the Offer on the terms and in the manner contemplated in the Registration Statement and the Prospectus.
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(b)	If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 and the Dealer Manager shall not have any obligation to purchase any Shares upon exercise of Rights.

10.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to UBS Investment Bank, 11 Madison Avenue, New York, New York 10010, Attn: Josh Kim and, if to the Fund or the Investment Manager, shall be sufficient in all respects if delivered or sent to the Fund or the Investment Manager at Cushing Asset Management, LP, 600 N. Pearl Street, Suite 1205, Dallas, Texas 75201, Attn: Brad Mead.

11.	Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

13.	Submission to Jurisdiction. Except as set forth below, no claim (a “Claim”) which relates to the terms of this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Fund and the Investment Manager consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Fund and the Investment Manager hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Dealer Manager or any indemnified party. Each of the Dealer Manager, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Investment Manager (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Fund and the Investment Manager agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund or the Investment Manager, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Investment Manager is or may be subject, by suit upon such judgment.
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14.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

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If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Fund, the Investment Manager and the Dealer Manager.

Very truly yours,

NXG Cushing® Midstream Energy Fund

By:	/s/Blake Nelson
Name: Blake Nelson
Title: Chief Financial Officer

Cushing Asset Management, LP

By: Swank Capital, LLC, its general partner

By:	/s/Blake Nelson
Name: Blake Nelson
Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

UBS SECURITIES LLC

By:	/s/Saawan Pathange
Name: Saawan Pathange
Title: Managing Director

By:	/s/Ari Derman
Name: Ari Derman
Title: Associate Director

[Signature Page to Dealer Manager Agreement]

Exhibit A

NXG Cushing® Midstream Energy Fund

1,004,176 Shares of Beneficial Interest
Issuable Upon Exercise of Transferable Rights
to Subscribe for Such Shares

SELLING GROUP AGREEMENT

New York, New York
October 23, 2024

UBS Investment Bank,

11 Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

We understand that NXG Cushing® Midstream Energy Fund , a Delaware statutory trust (the “Fund”), proposes to issue to holders of record (the “Record Date Shareholders”) as of the close of business on the record date (the “Record Date”) set forth in the Fund’s Prospectus (as defined in the Dealer Manager Agreement (the “Dealer Manager Agreement”), dated October 23, 2024, among the Fund, the Investment Manager, and UBS Securities LLC, as the dealer manager (the “Dealer Manager”)) transferable rights entitling such Record Date Shareholders to subscribe for up to 1,004,176 common shares (each, a “Share,” and collectively, the “Shares”) of beneficial interest, par value $0.001 per share (the “Common Shares”), of the Fund (the “Offer”). Pursuant to the terms of the Offer, the Fund is issuing each Record Date Shareholder one transferable right (each, a “Right,” and collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), one Share for every three Rights exercised (1-for-3) (except that any Record Date Shareholder who owns fewer than three Common Shares as of the Record Date will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. The Rights are transferable and are expected to be admitted for trading on the New York Stock Exchange under the symbol “SRV RT.”

We further understand that the Fund has appointed UBS Securities LLC to act as the Dealer Manager in connection with the Offer and has authorized the Dealer Manager to form and manage a group of broker-dealers (each, a “Selling Group Member,” and collectively, the “Selling Group”) to solicit the exercise of Rights and to sell Shares purchased by the Dealer Manager from the Fund through the exercise of Rights.

We hereby express our interest in participating in the Offer as a Selling Group Member.

We hereby agree with you as follows:

1.	We have received and reviewed the Prospectus relating to the Offer and we understand that additional copies of the Prospectus (or of the Prospectus as it may be subsequently supplemented or amended, if applicable) and any other solicitation materials authorized by the Fund relating to the Offer (“Offering Materials”) will be supplied to us in reasonable quantities upon our request therefor to you. We agree that we will not use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and such Offering Materials and we agree not to make any representation, oral or written, to any shareholders or prospective shareholders of the Fund that are not contained in the Prospectus, unless previously authorized to do so in writing by the Fund.

2.	From time to time during the Subscription Period commencing on October 23, 2024 and ending at 5:00 p.m., New York City time, on the Expiration Date (the term “Expiration Date” means November 14, 2024 unless and until the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire), we may solicit the exercise of Rights in connection with the Offer. We will be entitled to receive fees in the amounts and at the times described in Section 4 of this Selling Group Agreement with respect to Shares purchased pursuant to the exercise of Rights and with respect to which Computershare Trust Company, N.A. and Computershare Inc. (the “Subscription Agent”) has received, no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and executed Subscription Certificate identifying us as the broker-dealer having been instrumental in the exercise of such Rights, and full payment for such Shares, or (ii) a Notice of Guaranteed Delivery guaranteeing to the Subscription Agent by the close of business of the first business day after the Expiration Date a properly completed and duly executed Subscription Certificate, similarly identifying us, and full payment for such Shares. We understand that we will not be paid these fees with respect to Shares purchased pursuant to an exercise of Rights for our own account or for the account of any of our affiliates. We also understand and agree that we are not entitled to receive any fees in connection with the solicitation of the exercise of Rights other than pursuant to the terms of this Selling Group Agreement and, in particular, that we will not be entitled to receive any fees under the Fund’s Soliciting Dealer Agreement. We agree to solicit the exercise of Rights in accordance with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act,”) the Investment Company Act of 1940, as amended, and the rules and regulations under each such Act, any applicable securities laws of any state or jurisdiction where such solicitations may be lawfully made, the applicable rules and regulations of any self-regulatory organization or registered national securities exchange and customary practice and subject to the terms of the Subscription Agent Agreement between the Fund and the Subscription Agent and the procedures described in the Fund’s registration statement on Form N-2 (File Nos. 333-273954 and 811-22072), allowing for delayed offerings pursuant to Rule 415 of the Securities Act Rules and Regulations, as amended (the “Registration Statement”). For the avoidance of doubt and without limiting the foregoing, we acknowledge and agree that UBS Securities LLC has no responsibility for compliance by any person other than UBS Securities LLC and its affiliated purchasers (“Affiliated Purchasers”), as that term is defined in Rule 100 of Regulation M (“Regulation M”) under the Exchange Act, with Regulation M, including with respect to all bids for, purchases of, or attempts to induce any person to bid for or purchase, including any solicitation of, the Rights or Shares

3.	From time to time during the Subscription Period, we may indicate interest in purchasing Shares from the Dealer Manager. We understand that from time to time the Dealer Manager intends to offer Shares obtained or to be obtained by the Dealer Manager through the exercise of Rights to Selling Group Members who have so indicated interest at prices which shall be determined by the Dealer Manager (the “Offering Price”). We agree that, with respect to any such Shares purchased by us from the Dealer Manager, the sale of such Shares to us shall be irrevocable, and we will offer them to the public at the Offering Price at which we purchase them from the Dealer Manager. Shares not sold by us at such Offering Price may be offered by us after the next succeeding Offering Price is set at the latest Offering Price set by the Dealer Manager. The Dealer Manager agrees that, if requested by any Selling Group Member, and subject to applicable law, the Dealer Manager will set a new Offering Price prior to 4:00 p.m., New York City time, on any business day. We agree to advise the Dealer Manager from time to time upon request, prior to the termination of this Selling Group Agreement, of the number of Shares remaining unsold which were purchased by us from the Dealer Manager and, upon the Dealer Manager’s request, we will resell to the Dealer Manager any of such Shares remaining unsold at the purchase price thereof if in the Dealer Manager’s opinion such Shares are needed to make delivery against sales made to other Selling Group Members. Any shares purchased hereunder from the Dealer Manager shall be subject to regular way settlement through the facilities of The Depository Trust Company (“DTC”).
A-2

4.	We understand that you will remit to us on or before the tenth business day following the day the Fund issues Shares after the Expiration Date, following receipt by you from the Fund of the Dealer Manager Fee (as defined in the Dealer Manager Agreement), a fee (the “Selling Fee”) equal to 2.00% of the Subscription Price per Share for (i) each Share issued pursuant to the exercise of Rights or the Over-Subscription Privilege pursuant to each Subscription Certificate upon which we are designated, as certified to you by the Subscription Agent, as a result of our solicitation efforts in accordance with Section 2 and (ii) each Share sold by the Dealer Manager to us in accordance with Section 3 less any Shares resold to the Dealer Manager in accordance with Section 3. We understand that with respect to each Share sold by the Dealer Manager to us in accordance with Section 3 less any Shares resold to the Dealer Manager in accordance with Section 3, such fee may from time to time vary from 2.00% of the Subscription Price per Share. Your only obligation with respect to payment of the Selling Fee to us is to remit to us amounts owing to us and actually received by you from the Fund. Except as aforesaid, you shall be under no liability to make any payments to us pursuant to this Selling Group Agreement. We also understand that the Fund and the Investment Manager have agreed to indemnify us pursuant to the terms set forth in the Dealer Manager Agreement.

5.	We agree that you, as Dealer Manager, have full authority to take such action as may seem advisable to you in respect of all matters pertaining to the Offer. You are authorized to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus.

6.	We represent that we are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and, in making sales of Shares, agree to comply with all applicable rules of FINRA including, without limitation, FINRA Rules 2040, 5130 and 5141. We understand that no action has been taken by you or the Fund to permit the solicitation of the exercise of Rights or the sale of Shares in any jurisdiction (other than the United States) where action would be required for such purpose. We agree that we will not, without your approval in advance, buy, sell, deal or trade in, on a when-issued basis or otherwise, the Rights or the Shares or any other option to acquire or sell Shares for our own account or for the accounts of customers, except as provided in Sections 2 and 3 hereof and except that we may buy or sell Rights or Shares in brokerage transactions on unsolicited orders which have not resulted from activities on our part in connection with the solicitation of the exercise of Rights and which are executed by us in the ordinary course of our brokerage business. We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement, the Prospectus, any preliminary prospectus (or any amendment or supplement thereto) or any Offering Materials and, when furnished with any subsequent amendment to the Registration Statement and any subsequent prospectus, we will, upon your request, promptly forward copies thereof to such persons.
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7.	Nothing contained in this Selling Group Agreement will constitute the Selling Group Members partners with the Dealer Manager or with one another or create any association between those parties, or will render the Dealer Manager or the Fund liable for the obligations of any Selling Group Member. The Dealer Manager will be under no liability to make any payment to any Selling Group Member other than as provided in Section 4 of this Selling Group Agreement, and will be subject to no other liabilities to any Selling Group Member, and no obligations of any sort will be implied. We agree to indemnify and hold harmless the Fund, the Investment Manager, you and each other Selling Group Member and each person, if any, who controls you and any such Selling Group Member within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against loss or liability caused by any breach by us of the terms of this Selling Group Agreement.

8.	We agree to pay any transfer taxes which may be assessed and paid on account of any sales or transfers for our account.

9.	All communications to you relating to the Offer will be addressed to: UBS Investment Bank, 11 Madison Avenue, New York, New York 10010, Attn: Josh Kim.

10.	This Selling Group Agreement will be governed by the internal laws of the State of New York.

[Signature Page Follows]

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A signed copy of this Selling Group Agreement will be promptly returned to the Selling Group Member at the address set forth below.

Very truly yours,

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address
Contact at Selling Group Member
Authorized Signature
Name and Title	Area Code and Telephone Number
DTC Number	Facsimile Number
Dated:

Payment of the Selling Fee shall be wired to the following account:

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Exhibit B

NXG Cushing® Midstream Energy Fund

1,004,176 Shares of Beneficial Interest
Issuable Upon Exercise of Transferable Rights
to Subscribe for Such Shares

SOLICITING DEALER AGREEMENT

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

November 14, 2024 UNLESS EXTENDED

New York, New York
October 23, 2024

To Securities Dealers and Brokers:

NXG Cushing® Midstream Energy Fund , a Delaware statutory trust (the “Fund”), is issuing to its shareholders of record (“Record Date Shareholders”) as of the close of business on October 23, 2024 (the “Record Date”) transferable rights (“Rights”) to subscribe for an aggregate of up to 1,004,176 common shares (the “Shares”) of beneficial interest, par value $0.001 per share (the “Common Shares”), of the Fund upon the terms and subject to the conditions set forth in the Fund’s Prospectus (the “Offer”). Each such Record Date Shareholder is being issued one Right for each full Common Share owned on the Record Date. Such Rights entitle their holders to acquire during the Subscription Period (as hereinafter defined) at the Subscription Price (as hereinafter defined) one Share for every three Rights exercised (1-for-3) (except that any Record Date Shareholder who owns fewer than three Common Shares as of the Record Date will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. The Rights are transferable and are expected to be admitted for trading on the New York Stock Exchange (“NYSE”) under the symbol “SRV RT.”

The Subscription Price will be determined based upon a formula equal to 92.5% of the average of the last reported sale price of a Common Share on the NYSE on the date on which the Offer expires, as such date may be extended from time to time, and each of the four (4) preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 89% of the net asset value (“NAV”) per Common Share at the close of trading on the date on which the Offer expires, then the Subscription Price will be 89% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the date on which the Offer expires. The Fund will pay a sales load on the Subscription Price. The Subscription Period will commence on October 23, 2024 and end at 5:00 p.m., New York City time on the Expiration Date (the term “Expiration Date” means November 14, 2024 unless and until the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire).

For the duration of the Offer, the Fund has authorized and the Dealer Manager (as hereinafter defined) has agreed to reallow a fee to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a “Soliciting Dealer”). Upon timely delivery to Computershare Trust Company, N.A. and Computershare Inc., the Fund’s Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive a fee (the “Soliciting Fee”) equal to 0.50% of the Subscription Price per Share so purchased subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any foreign broker or dealer not eligible for membership who is not making solicitations outside the United States, who is relying on Rule 15a-6 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be exempt from registration in the United States as a broker or dealer, and who agrees to conform to the Rules of FINRA, including, without limitation, FINRA Rules 2040, 5130 and 5141 thereof, in making solicitations in the United States to the same extent as if it were a member thereof.

The Fund has authorized and the Dealer Manager has agreed to pay the Soliciting Fees payable to the undersigned Soliciting Dealer, and the Fund and the Investment Manager have agreed to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement (the “Dealer Manager Agreement”, dated October 23, 2024, among the Fund, the Investment Manager, and UBS Securities LLC, as the dealer manager (the “Dealer Manager”). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which, in the opinion of counsel to the Fund or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Soliciting Fees with respect to Shares purchased pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Fund or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Fund through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Fund or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Fund, or create any association between such parties, or shall render the Dealer Manager or the Fund liable for the obligations of any Soliciting Dealer. The Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

In order for a Soliciting Dealer to receive Soliciting Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and full payment for such Shares or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the first business day after the Expiration Date of (A) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and (B) full payment for such Shares. Soliciting Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement and a Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof. In the case of a Notice of Guaranteed Delivery, Soliciting Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Soliciting Fees will be paid by the Fund (through the Subscription Agent) to the Soliciting Dealer by wire to an account designated by the Soliciting Dealer below by the tenth business day following the day the Fund issues Shares after the Expiration Date.

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All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Fund, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Fund shall determine. None of the Fund, the Dealer Manager, the Subscription Agent, the Information Agent for the Offer or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

The acceptance of Soliciting Fees from the Fund by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Fund that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations were made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Fund through the Dealer Manager and has not made any written representations concerning the Fund to any holders or prospective holders of Shares or Rights other than those contained in such materials or otherwise previously authorized in writing by the Fund or otherwise permitted by applicable law; (iv) it has not purported to act as agent of the Fund or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Fund; (vii) it will not accept Soliciting Fees paid by the Fund pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or the account of any affiliates; (viii) it will not remit, directly or indirectly, any part of Soliciting Fees paid by the Fund pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Soliciting Fees and the terms and conditions set forth herein with respect to receiving such Soliciting Fees. For the avoidance of doubt and without limiting clause (ii) of the foregoing sentence, the undersigned Soliciting Dealer acknowledges and agrees that the undersigned Soliciting Dealer is solely responsible for compliance by it and its Affiliated Purchasers with Rule 101 of Regulation M under the Exchange Act, including with respect to all bids for, purchases of, or attempts to induce any person to bid for or purchase, including any solicitation of, the Rights or Shares, and that UBS Securities LLC has no responsibility for ensuring that that the Soliciting Dealer’s solicitation activities comply with Regulation M. By returning a Soliciting Dealer Agreement and accepting Soliciting Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Fund, the Investment Manager and the Dealer Manager against losses, claims, damages and liabilities to which the Fund may become subject as a result of the breach of such Soliciting Dealer’s representations made herein and described above. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of the anti-manipulation rules under the Exchange Act if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Offer.

Upon expiration of the Offer, no Soliciting Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

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This Soliciting Dealer Agreement will be governed by the laws of the State of New York.

Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of FINRA or a foreign broker or dealer not eligible for membership who is not making solicitations outside the United States, who is relying on Rule 15a-6 under the Exchange Act to be exempt from registration in the United States, and who has conformed to the Rules of FINRA, including, without limitation, FINRA Rules 2040, 5130 and 5141 thereof, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights and the Over-Subscription Privilege, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to: UBS Investment Bank, 11 Madison Avenue, New York, New York 10010, Attn: Josh Kim.

[Signature Page Follows]

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A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

Very truly yours,

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address
Contact at Soliciting Dealer
Authorized Signature
Name and Title	Area Code and Telephone Number
DTC Number	Facsimile Number
Dated:

Payment of the Soliciting Fee shall be wired to the following account:

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Exhibit C

FORM OF OPINION OF FUND COUNSEL REGARDING THE FUND

1.       Based solely on our review of the Delaware Certificate, the Trust is duly formed and is validly existing and in good standing under the DSTA.

2.       Based solely on our review of the Texas Comptroller Account Status Verification, the Trust's right to transact business in the State of Texas is intact.

3.       The Trust has the statutory trust power and authority under the DSTA to execute and deliver the Transaction Documents and to consummate the issuance of the Rights and, upon the exercise of the Rights in accordance with the Subscription Certificate and payment of the exercise price provided for therein, the issuance and sale of the Shares. The Trust has the statutory trust power and authority under the DSTA to perform all of its obligations under each of the Service Provider Agreements.

4.       Each of the Transaction Documents has been duly authorized, executed and delivered by all requisite statutory trust action on the part of the Trust under the DSTA.

5.       Each of the Information Agent Agreement, the Subscription Agent Agreement and the Advisory Agreement constitutes the valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms under the laws of the State of New York.

6.       Each of the Custody Agreement, the Administration Agreement and the Fund Accounting Agreement constitutes the valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms under the laws of the State of Delaware.

7.       Neither the execution and delivery by the Trust of the Transaction Documents nor the consummation by the Trust of the issuance of the Rights and, upon the exercise of the Rights in accordance with the Subscription Certificate and payment of the exercise price provided for therein, the issuance and sale of the Shares: (i) conflicts with the Organizational Documents, (ii) constitutes a violation of, or a default under, any Scheduled Contract or (iii) contravenes any Scheduled Order. The performance by the Trust of its obligations under each of the Service Provider Agreements does not (i) conflict with the Organizational Documents, (ii) constitute a violation of, or a default under, any Scheduled Contract or (iii) contravene any Scheduled Order.

8.       Neither the execution and delivery by the Trust of the Transaction Documents nor the consummation by the Trust of the issuance of the Rights and, upon the exercise of the Rights in accordance with the Subscription Certificate and payment of the exercise price provided for therein, the issuance and sale of the Shares violates the DSTA or any law, rule or regulation of the State of New York. The performance by the Trust of its obligations under the Advisory Agreement does not violate the DSTA or any law, rule or regulation of the State of New York.

9.       The performance by the Trust of its obligations under the Custody Agreement, Administration Agreement and Fund Accounting Agreement does not violate the DSTA or any other law, rule or regulation of the State of Delaware.

10.      Neither the execution and delivery by the Trust of the Transaction Documents nor the consummation by the Trust of the issuance of the Rights and, upon the exercise of the Rights in accordance with the Subscription Certificate and payment of the exercise price provided for therein, the issuance and sale of the Shares requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DSTA or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made. The enforceability of the Advisory Agreement against the Trust does not require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DSTA or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

11.      The enforceability of the Custody Agreement, Administration Agreement and Fund Accounting Agreement against the Trust does not require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the DSTA or any other law, rule or regulation of the State of Delaware or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

12.      Neither the execution and delivery by the Trust of the Transaction Documents nor the consummation by the Trust of the issuance of the Rights and, upon the exercise of the Rights in accordance with the Subscription Certificate and payment of the exercise price provided for therein, the issuance and sale of the Shares (i) violates the 1940 Act or the General Rules and Regulations under the 1940 Act (the "1940 Act Rules and Regulations") or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the 1940 Act or the 1940 Act Rules and Regulations, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made; provided, however, that in each case we do not express any opinion with respect to the antifraud provisions of any of the foregoing. The performance by the Trust of its obligations under each of the Service Provider Agreements in accordance with their respective terms does not (i) violate the 1940 Act or the 1940 Act Rules and Regulations or (ii) require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the 1940 Act or the 1940 Act Rules and Regulations, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made; provided, however, that in each case we do not express any opinion with respect to (A) the antifraud provisions of any of the foregoing or (B) the eligibility under the 1940 Act and the 1940 Act Rules and Regulations of U.S. Bank, National Association to act as custodian for the Trust.

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13.      The provisions of the Organizational Documents do not violate the 1940 Act and the 1940 Act Rules and Regulations and do not prohibit the Company from operating as and carrying on the business of an investment company as described in the Prospectus.

14.      The Rights have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA.

15.      The Shares have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when issued upon exercise of the Rights in accordance with the Subscription Certificate, registered in the share record books of the Trust and delivered upon payment in full of the exercise price payable therefor by the holders of Rights pursuant to the Subscription Certificate, the Shares will be validly issued and fully paid and nonassessable, except as provided in Article VIII, Section 2 of the Declaration of Trust, and free and clear of any preemptive rights or any similar rights arising under the DSTA, the Organizational Documents or any Scheduled Contract.

16.      The Trust has authority to issue an unlimited number of Common Shares, and such authorized Common Shares of the Trust conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Shares."

17.      The statements in the Prospectus under the captions "Description of Shares" and "Anti-Takeover Provisions in the Agreement and Declaration of Trust" insofar as such statements purport to summarize certain provisions of the Organizational Documents, the 1940 Act or the DSTA, fairly summarize such provisions in all material respects.

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Exhibit D

FORM OF OPINION OF Investment Manager COUNSEL REGARDING THE Investment Manager

1.       Based solely on our review of the Texas Certificates, the Adviser is in existence under the BOC and its right to transact business in the State of Texas is intact.

2.       The Adviser has the limited partnership power and authority under the BOC to execute and deliver the Dealer Manager Agreement and to perform all of its obligations under the Dealer Manager Agreement. The Adviser has the limited partnership power and authority under the BOC to perform all of its obligations under the Advisory Agreement.

3.       The Dealer Manager Agreement has been duly authorized, executed and delivered by all requisite limited partnership action on the part of the Adviser under the BOC.

4.       The Advisory Agreement constitutes the valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms under the laws of the State of New York.

5.       Neither the execution and delivery by the Adviser of the Dealer Manager Agreement nor the performance by the Adviser of its obligations under the Dealer Manager Agreement (i) conflicts with the Organizational Documents, (ii) constitutes a violation of, or a default under, any Scheduled Contract, (iii) contravenes any Scheduled Order or (iv) violates the BOC or any law, rule or regulation of the State of New York. The performance by the Adviser of its obligations under the Advisory Agreement does not (i) conflict with the Organizational Documents or (ii) violate the BOC or any law, rule or regulation of the State of New York.

6.       Neither the execution and delivery by the Adviser of the Dealer Manager Agreement nor the performance by the Adviser of its obligations under the Dealer Manager Agreement requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the BOC or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made. The enforceability of the Advisory Agreement against the Adviser does not require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the BOC or any law, rule or regulation of the State of New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

7.       Neither the execution and delivery by the Adviser of the Dealer Manager Agreement nor the performance by the Adviser of its obligations under the Dealer Manager Agreement: (i) violates any provision of the Investment Advisers Act of 1940, (the "Advisers Act") or the General Rules and Regulations under the Advisers Act (the "Advisers Act Rules and Regulations"), or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any provision of the Advisers Act or the Advisers Act Rules and Regulations, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made; provided, however, that in each case we do not express any opinion with respect to the antifraud provisions of any of the foregoing. The performance by the Adviser of its obligations under the Advisory Agreement does not (i) violate the Advisers Act or the Advisers Act Rules and Regulations or (ii) require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the Advisers Act or the Advisers Act Rules and Regulations, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made; provided, however, that in each case we do not express any opinion with respect to the antifraud provisions of any of the foregoing.

8.       Based solely upon a review of the information set forth on the Investment Adviser Public Disclosure website of the Commission's Investment Adviser Registration Depository, the Adviser is duly registered with the Commission as an investment adviser pursuant to Section 203 of the Advisers Act.

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